UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NYMOX PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Bahamas	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bay & Deveaux Streets

Nassau, The Bahamas

Contact person: Erik Danielsen

Tel. (800) 936-9669; email: edanielsen@nymox.com, fax: (514) 332-2227

 (Address of principal executive offices)

Cutler Law Group, P.C.

6575 West Loop South, Suite 500

Bellaire, Texas 77401

Tel. (713) 888-0040; email: rcutler@cutlerlaw.com; fax (713)583-7150

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Cutler Law Group, P.C.

6575 West Loop South, Suite 500

Bellaire, Texas 77401

Tel. (713) 888-0040; email: rcutler@cutlerlaw.com; fax (713)583-7150

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised fnancial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount Of Registration Fee
Common stock, No Par Value (1)	3,669,724	$2.18	$7,999,999	$872.80
Common stock issuable upon exercise of Warrants (1)	1,834,862	$2.50	$4,587,155	$500.46
Common stock issuable upon exercise of Placement Agent’ Warrants (3)	183,486	$2.50	$458,715	$50.05
Placement Agent Warrants	---	---	---	(4)
Total	5,688,072	---	$13,045,869	$1,423.30

(1)	Estimated solely for the purpose of calculating the amount of registration fee in accordance with Rule 457(c) under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)

We have agreed to sell to the placement agent, on the closing date of this offering, warrants (the “Placement Agent Warrants”) in an amount equal to 5% of the aggregate number of shares sold by us in the offering. The exercise price for the Placement Agent’s warrants is equal to 110% of the price of our shares registered hereby.

(4)	No fee is required pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2021

PRELIMINARY PROSPECTUS

Nymox Pharmaceutical Corporation

3,669,724 Shares of Common Stock

1,834,862 Shares of Common Stock Underlying Common Stock Purchase Warrants

183,486 Placement Agent Warrants and the underlying Shares of Common Stock

This prospectus relates to the proposed resale by the selling security holders named in this prospectus or their permitted assigns of (i) up to 3,669,724 shares of our common stock, no par value per share (the “Common Stock”), (ii) 1,834,862 shares of common stock (the “Warrant Shares”), issuable upon exercise of common stock purchase warrants (the “Warrants”), (iii) 183,486 common stock purchase warrants issued to A.G.P./Alliance Global Partners (the “A.G.P.”) or their assigns (the “Placement Agent Warrants”), and (iv) 183,486 shares of common stock, issuable upon exercise of the Placement Agent Warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling security holders. To the extent the Warrants and Placement Agent Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants and Placement Agent Warrants; however, we cannot predict when or if the Warrants and Placement Agent Warrants will be exercised and it is possible that the Warrants and Placement Agent Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The Warrants and the Placement Agent Warrants also contain cashless exercise provisions. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the securities registered hereunder.

The shares of common stock, Placement Agent Warrants, shares of common stock underlying the Placement Agent Warrants, and Warrant Shares, may be sold by the selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution” on page 20. For a list of the selling security holders you should refer to the section of this prospectus entitled “Selling Security Holders” on page 18.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NYMX.” The last reported price of our common stock on May 10, 2021, was $1.76 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

_____________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 11, 2021

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You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus or the date of any supplement to this prospectus, regardless of the time of delivery of this prospectus or any supplement to this prospectus or any sale of our securities. We are not making an offer to sell the securities, and we are not soliciting an offer to buy the securities, in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling security holders identified in this prospectus may offer, from time to time, up to an aggregate of 5,688,072 shares of common stock, including (i) up to 3,669,724 shares of common stock, (ii) up to 1,834,862 shares of common stock issuable upon exercise of the Warrants and (iii) up to 183,486 Placement Agent Warrants, and (iv) up to 183,486 shares of common stock issuable upon exercise of the Placement Agent Warrants, as described below under “Selling Security Holders.” We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the selling security holders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling security holders. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared prepared in accordance with International Financial Reporting Standards (“IFRS”) and its interpretations as issued by the International Accounting Standards Board (“IASB”).

References in this prospectus to the “Company”, “Nymox,” “we”, “us”, and “our” refer to Nymox Pharmaceutical Corporation unless otherwise specified.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

COMPANY OVERVIEW

We are a biopharmaceutical company focused on developing our drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer. We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke. We have an extensive patent portfolio covering our marketed products, our investigational drug as well as other therapeutic and diagnostic indications.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues. Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

There is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment. This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from 1/3 to ½ of men with low grade localized prostate cancer.

Corporate Information

Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer’s disease. In 2015 we changed our domicile to The Bahamas.

We have funded our operations and projects primarily by selling shares of Nymox’s common stock. On December 1, 1996, our common shares began trading on the Nasdaq Stock Market. Nymox’s common shares also traded on the Montreal Exchange from December 18, 1995 to November 19, 1999.

Nymox has two subsidiaries: one wholly-owned subsidiary named Nymox Corporation (“Nymox Corporation”), and a majority owned subsidiary, Serex, Inc. (“Serex”), acquired in 2000. Both subsidiaries are based in the same building in Hasbrouck Heights, New Jersey. Nymox Corporation conducts research and development, while Serex conducts research and development and certain manufacturing for NicAlert™ and TobacAlert™.

Our principal executive office is located at Bay & Deveaux Sts., Nassau, The Bahamas. Our phone number is (800) 936-9669; our fax number is (514) 332-2227. Our two subsidiaries are located at 777 Terrace Avenue, Hasbrouck Heights, NJ, USA 07604. Our common stock currently trades on the NASDAQ Capital Market, or NASDAQ under the ticker symbol “NYMX”. We maintain a website at www.nymox.com. Any information contained in or accessible through our website is not part of this prospectus.

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THE OFFERING

Securities offering by selling security holders

Up to 5,688,072 shares of common stock, including (i) 3,669,724 shares of Common Stock, (ii) up to 1,834,862 shares of Common Stock issuable upon exercise of the Warrants, (iii) 183,486 Placement Agent Warrants, and (iii) up to 183,486 shares of common stock issuable upon exercise of the Placement Agent Warrants.

NASDAQ Capital Market symbol	Our common stock is traded on the NASDAQ Capital Market under the symbol “NYMX”
Risk Factors

An investment in our common stock involves certain risks, which should be carefully considered by prospective investors before investing in our common stock. See “Risk Factors” in this prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 29, 2021.

Use of Proceeds

All of the securities offered by this prospectus are being registered for the account of the selling security holders. We will not receive any of the proceeds from the sale of these securities. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of the securities.

Proceeds from the exercise of the Warrants and the Placement Agent Warrants, if any, will be added to Nymox’s working capital. Management will have broad discretion with respect to the expenditure of such proceeds. Investors will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will ultimately be applied.

Common stock outstanding prior to this offering	82,380,875 shares at April 30, 2021
Common stock to be outstanding after this offering	84,399,224 shares which gives effect to the shares of common stock issuable pursuant to the Warrants and the Placement Agent Warrants

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RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as filed with the SEC which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in the Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in the Offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors for the shares of common stock registered pursuant to this prospectus.

Sales of a significant number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The exercise price of our outstanding warrants may be below market and may have the effect of suppressing the price for our common stock.

In connection with our prior financings as described herein, we have issued warrants, some of which may have exercise prices that are below the current market price for our common stock. These exercise prices may have the effect of suppressing the price of our common stock until such warrants have been exercise and sold. The exercise of warrants into common stock and future sales may further dilute the common stock and adversely impact the price of our common stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

You should be aware that this prospectus contains forward-looking statements about, among other things, the anticipated operations, product development, financial condition and operating results of Nymox, proposed clinical trials and proposed transactions, including collaboration agreements.

By forward-looking statements, we mean any statements that are not statements of historical fact, including (but not limited to) statements preceded by or that include the words, “believes”, “expects”, “anticipates”, “hopes”, “targets” or similar expressions.

In connection with the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995, we are including this cautionary statement to identify some of the important factors that could cause Nymox’s actual results or plans to differ materially from those projected in forward-looking statements made by, or on behalf of, Nymox. These factors, many of which are beyond the control of Nymox, include Nymox’s ability to:

☐	Identify and capitalize on possible collaboration, strategic partnering or divestiture opportunities;

☐	Obtain suitable financing to support its operations and clinical trials;

☐	Successfully defend pending and/or unforeseeable future litigation;

☐	Manage its growth and the commercialization of its products;

☐	Achieve operating efficiencies as it progresses from a development-stage to a later-stage biotechnology corporation;

☐	Successfully compete in its markets;

☐	Realize the results it anticipates from the clinical trials of its products;

☐	Overcome negative results from its clinical trials; and eventually obtain regulatory clearance for its products.

☐	Succeed in finding and retaining joint venture and collaboration partners to assist it in the successful marketing, distribution and commercialization of its products;

☐	Achieve regulatory clearances for its products;

☐	Obtain on commercially reasonable terms adequate product liability insurance for its commercialized products and avoid product liability claims;

☐	Adequately protect its proprietary information and technology from competitors and avoid infringement of proprietary information and technology of its competitors;

☐	Assure that its products, if successfully developed and commercialized following regulatory approval, are not rendered obsolete by products or technologies of competitors; and

☐	Not encounter problems with third parties, including key personnel, upon whom it is dependent.

Although Nymox believes that the forward-looking statements contained in this annual report are reasonable, it cannot ensure that its expectations will be met. These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors.”

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those listed under the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 20-F, as amended, for the year ended December 31, 2020 filed with the SEC on March 29, 2021, any of which could cause actual results to vary materially from current results or our anticipated future results. We assume no responsibility to update the forward-looking information contained herein or incorporated herein by reference, except as required by securities regulation.

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CAPITALIZATION AND INDEBTEDNESS

Our financial statements for the fiscal year ended December 31, 2020, filed or furnished with the SEC on Form 20-F on March 29, 2021, incorporated herein by reference, sets forth our capitalization and indebtedness as of the year ended December 31, 2020 and year ended December 31, 2019 in the Condensed Interim Consolidated Statements of Financial Position. The information should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

USE OF PROCEEDS

All of the shares of our common stock and the Placement Agent Warrants offered by this prospectus are being registered for the account of the selling security holders. We will not receive any of the proceeds from the sale of these securities. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of the securities.

We may, however, receive cash proceeds equal to the exercise price of the Warrants that a stockholder may exercise or the Placement Agent Warrants that the Placement Agent may exercise, to the extent any such Warrants are exercised for cash. We expect to use any proceeds received by us from the cash exercise of these Warrants for general corporate purposes.

We cannot predict when or if these Warrants will be exercised, and it is possible that these Warrants may expire and never be exercised. The Warrants are exercisable under certain circumstances on a cashless basis and if the Warrants be exercised on a cashless basis we will not receive any proceeds from the exercise of the Warrants. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of these Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

We are using the net proceeds from our recent private placement for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

EXPENSES

We will incur the following expenses in connection with the registration of the securities offered by the selling shareholders:

Legal Fees and Expenses	$70,000
Accounting Fees and Expenses	$10,000
SEC Registration Fee	$1,423
Miscellaneous Costs	$3,577
TOTAL	$85,000

All amounts shown are estimates, except for the amount of the SEC registration fee. Any selling commissions, brokerage fees, applicable transfer taxes, and fees and disbursements of counsel for the selling shareholders are payable by the selling shareholders.

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SELLING SECURITYHOLDERS

This prospectus covers the sale by the selling security holders of up to an aggregate of 3,669,724 shares of common stock, 1,834,862 shares of common stock issuable upon exercise of the Warrants, 183,486 Placement Agent Warrants, and 183,486 shares of common stock issuable upon exercise of the Placement Agent Warrants. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time.

The Offering

General

As disclosed in a Report on Form 6-K by the Company with the SEC on May 6, 2021 and described elsewhere herein, on April 28, 2021, we entered into Securities Purchase Agreements and initiated a private placement with certain purchasers named therein (the “Investors”), pursuant to which we agreed to issue and sell to the Investors up to an aggregate of 3,669,724 shares of our common stock at $2.18 per share and Warrants to purchase up to an aggregate of 1,834,862 shares at an exercise price of $2.50 per share (the “Offering”). The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder We closed the Offering on April 30, 2021 and issued 3,669,724 shares our common stock and 1,834,862 Warrants, resulting in aggregate proceeds of approximately $8,000,000 and net proceeds to us of approximately $7,275,000. We are prohibited from effecting an exercise of the Investor Warrants to the extent that, as a result of such exercise, the Investor would beneficially own more than 4.99% or 9.99% of the outstanding shares of common stock outstanding immediately after giving effect to the issuance of shares of issuable upon exercise of the Warrants.

In connection with the Offering, we entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) relating to the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay A.G.P. a cash fee of 7% of the gross proceeds from the Offering raised from the Investors, a cash fee of 1% of the gross proceeds of the Offering for non-accountable expenses, and to reimburse A.G.P. for certain accountable expenses. In addition, the Company agreed to issue A.G.P. or its assigns the Placement Agent Warrants to purchase up to 183,486 shares of common stock at an exercise price of $2.50 per share. The Placement Agent Warrants are immediately exercisable and will expire on the five-year anniversary of the date of offer, and are subject to customary anti-dilution provisions.

Registration Rights

On April 28, 2021 we entered into registration rights agreements in connection with the issuance and sale of the securities to the Investors and A.G.P (the “Registration Rights Agreements”) whereby we agreed to file a registration statement with the SEC within fifteen days after the closing of the Offering. We are required to use reasonable commercial best efforts to have such registration statement declared effective by the SEC within 60 days after filing (if the SEC does not have comments) or 75 days after filing (if we receive comments from the SEC). We agreed to pay the costs of such registration.

We are obligated to keep a registration statement we file in compliance until the earlier of (i) the date on which all shares of common stock as well as shares of common stock underlying the Warrants and the Placement Agent Warrants covered by the registration statement may be sold without restriction pursuant to Rule 144 of the Securities Act or (ii) five years after filing.

The Shares, the Warrant Shares, the Placement Agent Warrants, and the shares of common stock underlying the Placement Agent Warrants are being registered hereto.

Selling Security Holder Table

This prospectus covers the sale by the selling security holders of up to an aggregate of 3,669,724 shares of common stock, 1,834,862 shares of common stock issuable upon exercise of the Warrants, 183,486 Placement Agent Warrants, and 183,486 shares of common stock issuable upon exercise of the Placement Agent Warrants. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by the selling security holders, based on their respective ownership of shares of common stock and Warrants as of May 28, 2021.

The fourth column assumes the sale of all of the shares of common stock offered by the selling security holders under this prospectus. The number of shares in the fourth column does not take into account any limitations on the exercise of any Warrants held by the selling security holders.

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Except as disclosed in the footnotes to the table below, each of the selling security holders has represented to us that it is not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

 Except with respect to the following, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. Each of Thomas J. Higgins, David Bocchi, Carmelo Cataudella, Emanuel Cohen, David Birenbaum, Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, and James Tang are affiliated with A.G.P., a registered broker-dealer and the Placement Agent for the Offering, in which A.G.P. received cash and warrant compensation, and each of Thomas J. Higgins, David Bocchi, Carmelo Cataudella, Emanuel Cohen, David Birenbaum, Harry Ioannou, George Anagnostou, Keith Donofrio, Zachary Grodko, and James Tang, as a designee of A.G.P., received Placement Agent Warrants to purchase our common stock.

The following table presents information regarding the selling shareholders and the shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof, and reflects their respective holdings as of May 11, 2021. Except for the ownership of the shares and as described above, each selling shareholder has not had any material relationship with us within the past three years. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder. Further, for purposes of calculation of Beneficial Ownership, it is assumed that all of the Warrants are immediately exercisable.

Name of	Shares of Common Stock Beneficially Owned	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Maximum Number of Warrants to be Sold Pursuant to this	Shares of Common Stock Beneficially Owned After Offering (1)
Beneficial Owner	Prior to Offering	Prospectus	Prospectus	Number	Percentage
3i LP(2)	688,074	688,074	-	0	*
Alpha Capital Anstalt(3)	344,035	344,035	-	0	*
Armistice Capital Master Fund Ltd(4)	2,064,220	2,064,220	-	0	*
Boothbay Absolute Return Strategies, LP(5)	205,101	205,101	-	0	*
Boothbay Diversified Alpha Master Fund(6)	104,532	104,532	-	0	*
Kingsbrook Opportunities Master Fund(7)	34,404	34,404	-	0	*
Iroquois Master Fund Ltd.(8)	120,412	120,412	-	0	*
Iroquois Capital Investment Group(9)	223,624	223,624	-	0	*
Cavalry Fund I,LP(10)	516,055	516,055	-	0	*
Cavalry Special Ops Fund, LLC(11)	516,055	516,055	-	0	*
BPY Limited (12)	275,229	275,229	-	0	*
Nomis Bay Ltd(13)	412,843	412,843	-	0	*
A.G.P./Alliance Global Partners(14)	64,222	64,222	64,222	0	*
Thomas J. Higgins(15)	1,835	1,835	1,835	0	*
David Bocchi(16)	24,078	24,078	24,078	0	*
Carmelo Cataudella(17)	24,078	24,078	24,078	0	*
Emanuel Cohen(18)	4,000	4,000	4,000	0	*
David Birenbaum(19)	2,000	2,000	2,000	0	*
Harry Ioannou(20)	18,773	18,773	18,773	0	*
George Anagnostou(21)	18,773	18,773	18,773	0	*
Keith Donofrio(22)	8,046	8,046	8,046	0	*
Zachary Grodko(23)	15,000	15,000	15,000	0	*
James Tang(24)	2,681	2,681	2,681	0	*
Total	5,688,072	5,688,072	183,486

12

* Indicates beneficial ownership of less than 1%.
(1)

Assumes all shares being offered under this prospectus are sold. The percentage of beneficial ownership after the offering is based on 84,399,224 shares of common stock, consisting of 82,380,875 shares of common stock outstanding as of April 30, 2021 and the 2,018,349 shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants offered under this prospectus.

(2)

Represents 458,716 shares of common stock and 229,358 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Maier J. Tarlow has sole voting and dispositive power with respect to the shares of common stock held by 3i, LP. The address of 3i, LP is 3i Fund, 140 Broadway 38 FL, New York, New York 10005.

(3)

Represents 229,357shares of common stock and 114,678 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Steven Boyd has sole voting and dispositive power with respect to the shares of common stock held by Armistice Capital Master Fund Ltd. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022.

(4)

Represents 1,376,147 shares of common stock and 688,073 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Armistice Capital Master Fund Ltd is managed by Armistice Capital, LLC, its investment manager. Steven Boyd, the managing member of Armistice Capital, LLC has the sole voting and investment power over the securities held by Armistice Capital Master Fund Ltd.

(5)

Represents 136,734 shares of common stock and 68,367 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Boothbay Absolute Return Strategies LP, a Delaware limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Boothbay Absolute Return Strategies LP is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, New York 10022.

(6)

Represents 69,688 shares of common stock and 34,844 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Boothbay Diversified Alpha Master Fund, LP, a Cayman Islands limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of Boothbay Diversified Alpha Master Fund, LP is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, New York 10022.

(7)

Represents 22,936 shares of common stock and 11,468 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address of Kingsbrook Opportunities Master Fund LP is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, New York 10022.

(8)

Represents 80,276 shares of common stock and 40,138 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise.     Iroquois Capital Management L.L.C., having an address at 125 Park Avenue, 25th Floor, New York, New York 10017, is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares held by Iroquois Capital Management and Iroquois Master Fund.

(9)

Represents 149,083 shares of common stock and 74,541 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC., having an address at 125 Park Avenue, 25th Floor, New York, New York 10017. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of Exchange Act of the shares held by Iroquois Capital Investment Group LLC. The selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017.

(10)

Represents 344,037 shares of common stock and 172,018 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Thomas Walsh has sole voting and dispositive power with respect to the shares of common stock held by Cavalry Fund I LP. The address of Cavalry Fund I LP is 82 E. Allendale Road, Suite 5B, Saddle River, New Jersey 07458.

(11)

Represents 344,037 shares of common stock and 172,018 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Thomas Walsh has sole voting and dispositive power with respect to the shares of common stock held by Cavalry Special Ops Fund, LLC. The address of Cavalry Special Ops Fund, LLC is 82 E. Allendale Road, Suite 5B, Saddle River, New Jersey 07458.

(12)

Represents 183,486 shares of common stock and 91,743 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Peter Poole is the director of BYP Limited, has voting and dispositive power, and may be deemed to beneficially own such shares. The business address for BPY Limited is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

(13)

Represents 275,229 shares of common stock and 137,615 shares underlying the warrants. The warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 4.99% of the outstanding shares after exercise. Peter Poole is the director of Nomis Bay Ltd. and has voting and dispositive power, and may be deemed to beneficially own such shares. The business address for Nomis Bay Ltd. is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

(14)	Represents 64,222 shares of common stock underlying the Placement Agent Warrants.
(15)	Represents 1,835 shares of common stock underlying the Placement Agent Warrants.
(16)	Represents 24,078 shares of common stock underlying the Placement Agent Warrants.
(17)	Represents 24,078shares of common stock underlying the Placement Agent Warrants.
(18)	Represents 4,000 shares of common stock underlying the Placement Agent Warrants.
(19)	Represents 2,000 shares of common stock underlying the Placement Agent Warrants.
(20)	Represents 18,773 shares of common stock underlying the Placement Agent Warrants.
(21)	Represents 18,773 shares of common stock underlying the Placement Agent Warrants.
(22)	Represents 8,046 shares of common stock underlying the Placement Agent Warrants.
(23)	Represents 15,000 shares of common stock underlying the Placement Agent Warrants.
(24)	Represents 2,681 shares of common stock underlying the Placement Agent Warrants.

13

PLAN OF DISTRIBUTION

We are registering the shares of common stock, the Warrant Shares, the Placement Agent Warrants, and the shares underlying the Placement Agent Warrants issued to the selling security holders to permit the resale of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities. We may, however, receive cash proceeds equal to the exercise price of the Warrants and Placement Agent Warrants that a stockholder may exercise, to the extent any such Warrants and Placement Agent Warrants are exercised for cash. We will bear all fees and expenses incident to our obligation to register the securities.

The selling security holders may sell all or a portion of the securities held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell the securities under Rule 144 promulgated under the Securities Act or any other exemption under the Securities Act, if available, rather than under this prospectus. In addition, the selling security holders may transfer the securities by other means not described in this prospectus. If the selling security holders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling security holders may also sell the securities short and deliver the securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge the securities to broker-dealers that in turn may sell such securities.

The selling security holders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

14

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

15

DESCRIPTION OF SECURITIES

Our authorized share capital consists of unlimited common stock, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this Prospectus is a part, as well as the relevant provisions of the CBCA.

As of April 30, 2021, 82,380,875 shares of common stock were outstanding and no preferred shares were outstanding.

Common Stock

The holders of common stock are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common stock on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the Company other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common stock are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the shares common stock carry no preemptive, conversion or subscription rights. All of our outstanding shares common stock are, and the sharescommon stock to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock , impairing the rights of our common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common stock . The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Listing on the NASDAQ Capital Market

Our common stock are listed on the NASDAQ Capital Market under the symbol “NYMX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 1500 University Street, 7th Floor Montreal, Quebec H3A 3S8.

Placement Agent Warrants

We issued to A.G.P. or its assigns the Placement Agent Warrants to purchase up to 183,486 shares of common stock. The Placement Agent Warrants have an exercise price equal to $2.50, subject to adjustment. If, at any time after the issuance date of the Placement Agent Warrants, a registration statement covering the resale of the shares underlying the Placement Agent Warrant is not effective, the holders may exercise the Placement Agent Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Placement Agent Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon exercise of the Placement Agent Warrants. The Placement Agent Warrants are immediately exercisable and for five years from the offering date of the securities in the Offering. The Placement Agent Warrants and the shares of common stock underlying the Placement Agents Warrants are being registered under this prospectus.

16

LEGAL MATTERS

We are being represented by Cutler Law Group, P.C.. The validity of the securities being offered by this Prospectus and legal matters relating to applicable laws will be passed upon for us by Cutler Law Group, P.C.

EXPERTS

The consolidated financial statements of Nymox Pharmaceutical Corporation as of December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of TPS Thayer, LLC, Sugar Land, Texas, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Nymox Pharmaceutical Corporation as of December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of Thayer O’Neal Company, LLC, Houston, Texas, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to the Company and the securities being offered under this prospectus, we refer you to the corporate filings of the Company filed with the SEC on the EDGAR filing system at the following link: http://www.sec.gov/cgi-bin/browse-edgar?company=nymox&owner=exclude&action=getcompany Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file or furnish certain information with the SEC, including annual reports on 20-F and reports on 6-K under the Exchange Act. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors, supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-12033. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document: (i) our Annual Report on Form 20-F for the year ended December 31, 2020 (other than information furnished rather than filed), filed with the SEC on March 29, 2021 and (ii) our Form 6-K dated April 28, 2021, filed with the SEC on May 6, 2021.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Form 6-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 20-F, Quarterly Reports on Form 6-K and Current Reports on Form 6-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this registration is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:

               Bay & Deveaux Streets

               Nassau, The Bahamas

               Contact person: Erik Danielsen

               Telephone: (800) 936-90669

               Email:    edanielsen@nymox.com

               Facsimile: (514) 332-2227

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

18

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officers and Directors

Nymox is incorporated under the International Business Companies Act of the Bahamas (“IBCA”). Under the Section 58 of the IBCA, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who — (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The foregoing only applies to a person if the person acted honestly and in good faith with a view to the best interests of the company.

The Registrant has entered into indemnity agreements with its directors which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by the IBCA from against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any proceeding that such individual is joined as a party to by reason of the individual being or having been a director or an officer of the Registrant or an eligible related entity, including a claim for contribution or indemnity or other relief by a person who is or was a director, officer or employee of the Registrant or an eligible related entity, and all expenses actually and reasonably incurred by the individual in respect of such a proceeding. The indemnity agreements provide that the Registrant shall only indemnify any such individual if he or she acted honestly and in good faith with a view to the Registrant’s best interests and, in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant also maintains an insurance policy that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

19

Exhibits and Financial Statement Schedules

Exhibit number	Description of Exhibit	Incorporated by Reference or Attached Hereto
4.1	Form of Placement Agent Warrant	Incorporated by Reference to the Report on 6-K filed May 6, 2021.
4.2	Form of Warrant	Incorporated by Reference to the Report on 6-K filed May 6, 2021.
5.1	Opinion of Cutler Law Group, P.C.	Attached hereto.
10.1	Form of Securities Purchase Agreement	Incorporated by Reference to the Report on 6-K filed May 6, 2021.
23.1	Consent of Thayer O’Neal and Company LLC, Independent Registered Public Accounting Firm	Attached hereto.
23.2	Consent of TPS Thayer, LLC, Independent Registered Public Accounting Firm	Attached hereto.
23.3	Consent of Cutler Law Group, P.C. (included as Exhibit 5.1)	Attached hereto.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however,

that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Bahamas, on this 11th day of May 2021.

NYMOX PHARMACUETICALS INC.

By:	/s/ DR. PAUL AVERBACK
Dr. Paul Averback
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erik Danielsen his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form F-3, and to file such amendments, together with exhibits and other documents in connection therewith, with the SEC, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Paul Averback
Dr. Paul Averback	Chief Executive Officer, President and Director	May 11 2021

/s/ Erik Danielsen
Erik Danielsen	Chief Financial Officer and Controller	May 11, 2021

/s/ Randall Lanham
Randall Lanham	General Counsel, Secretary and Director	May 11, 2021

/s/ James G. Robinson
James G. Robinson	Director	May 11, 2021

/s/ Prof. David Morse
Prof. David Morse	Director	May 11, 2021

/s/ M. Richard Cutler
M. Richard Cutler	Director	May 11, 2021

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